UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2003

APPLIED MICRO CIRCUITS

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23193	94-2586591
(Commission File No.)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 450-9333

Item 5.	Other Events and Required FD Disclosure

On October 28, 2003, a wholly owned subsidiary of Applied Micro Circuits Corporation, a Delaware corporation (“AMCC”), merged with and into JNI Corporation, a Delaware corporation (“JNI”), with JNI being the surviving company. Upon consummation of the merger, JNI became a wholly owned subsidiary of AMCC. The merger was completed under the terms of the Agreement and Plan of Merger, dated as of August 28, 2003, between AMCC, JNI and Azure Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AMCC. In the merger, each outstanding share of JNI common stock was converted into the right to receive $7.00 in cash, without interest. Additionally, in connection with the merger, AMCC assumed all outstanding stock options issued pursuant to JNI’s stock option plans, which became options to purchase shares of AMCC common stock. The total purchase price (including the value of assumed options and transaction costs) paid by AMCC in the transaction was approximately $209.2 million and was paid out of AMCC’s general corporate funds.

JNI is a provider of enterprise storage connectivity products. AMCC intends to continue JNI’s business and to integrate it with AMCC’s operations.

The foregoing description of the merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On October 28, 2003, AMCC issued a press release in connection with the closing of the merger. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

Not required

(b)	Pro Forma Financial Information

Not required

(c)	Exhibits

99.1	Agreement and Plan of Merger, dated as of August 28, 2003, by and among AMCC, JNI and Azure Acquisition Corp. (incorporated by reference to Exhibit 99.1 to AMCC’s Current Report on Form 8-K dated August 28, 2003 (Commission File No. 000-23193) as filed with the SEC on September 3, 2003.

99.2	Press Release, dated October 28, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Dated: November 11, 2003	By:	/s/ Stephen Smith
Stephen M. Smith Senior Vice President Finance and Administration, Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Agreement and Plan of Merger, dated as of August 28, 2003, by and among AMCC, JNI and Azure Acquisition Corp. (incorporated by reference to Exhibit 99.1 to AMCC’s Current Report on Form 8-K dated August 28, 2003 (Commission File No. 000-23193) as filed with the SEC on September 3, 2003.

99.2	Press Release, dated October 28, 2003.